EXHIBIT 10.1
EIGHTH AMENDMENT TO LEASE AGREEMENT
THIS EIGHTH AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into as of June 17, 2014, by and between ECI FOUR GOLD STREET LLC, a California limited liability company (“Landlord”), and TIVO INC., a Delaware corporation (“Tenant”).
RECITALS

A.
Landlord (as successor in interest to Bixby Technology Center, LLC, a Delaware limited liability company, and WIX/NSJ Real Estate Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain lease dated October 6, 1999 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to Lease Agreement dated February 1, 2006 (the “First Amendment”), that certain Second Amendment to Lease Agreement dated May 15, 2009 (the “Second Amendment”), that certain Third Amendment to Lease Agreement dated February 17, 2010, that certain Fourth Amendment to Lease Agreement dated January 25, 2011 (the “Fourth Amendment”), that certain Fifth Amendment to Lease Agreement dated March 26, 2012, that certain Sixth Amendment to Lease Agreement dated March 26, 2013, and that certain Seventh Amendment to Lease Agreement dated October 24, 2013 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 164,269 rentable square feet (collectively, the “Premises”) consisting of: (i) approximately 127,124 rentable square feet in the buildings located at 2160 Gold Street, San Jose, California (“Building D”) and 2190 Gold Street, San Jose, California (“Building E”) and (ii) approximately 37,145 rentable square feet in the building located at 2100 Gold Street, San Jose, California (“Building A”). Building A, Building D and Building E are collectively referred to herein as the “Building”.

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1	Building A Lobby Use.

1.1.1
Pursuant to Section 12(a) of the Fourth Amendment, Tenant has placed a reception desk and phone (the “Reception Desk”) in the lobby of Building A (the “Building A Lobby”). Notwithstanding anything to the contrary contained in Section 12(a) of the Fourth Amendment, following Landlord’s commencement of the Conference Room Construction Work (defined below), Landlord shall remove, at Landlord’s sole cost and expense, the Reception Desk and any related cabling or data communication wiring from the Building A Lobby (the “Reception Desk Removal”), and Tenant shall have no further restoration or removal obligations related to the Reception Desk.

1.1.2	Upon the Reception Desk Removal, Tenant shall have the non-exclusive right to install an electronic receptionist (phone), including relating cabling or data communication wiring and signage (the “Reception Phone”) on the wall of the Building A Lobby, in the location more particularly shown on Exhibit A attached hereto. The design, size, color and location of the Reception Phone and the manner in which it is attached shall be subject to Landlord’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) and shall be in compliance with all Laws. Landlord shall provide, at Landlord’s sole cost and expense, the “ring and string” data box, and Tenant shall provide, at its sole cost and expense, the phone and cabling to the Reception Phone. Tenant, at its sole cost and expense, shall be responsible for the maintenance, repair and replacement of the Reception Phone. The Reception Phone shall at all times remain the property of Tenant and Tenant must remove the Reception Phone at the expiration or earlier termination of the Lease or, if applicable, prior to the commencement of the Conference Room Term (defined below). Tenant shall repair any damage caused by the removal of the Reception Phone and restore the Building A Lobby to its condition prior to the installation of the Reception Phone.

1.1.3	The first two (2) sentences of Section 12(a) of the Fourth Amendment are hereby deleted in their entireties and are of no further force or effect.

1.2	Conference Room.

1.2.1
Landlord shall construct a conference room (the “Conference Room”) in the Building A Lobby in the location shown on Exhibit A attached hereto (the “Conference Room Construction Work”). Following Landlord’s completion of the Conference Room Construction Work, Tenant shall have the option (the “Tenant’s Conference Room Option”), with sixty (60) days prior written notice to Landlord (the “Conference Room Option Notice”), to lease and convert, at Tenant’s sole cost and expense, the Conference Room into an exclusive and staffed reception area for Tenant’s sole and exclusive use (the “Reception Improvements”).

1.2.2
Tenant shall have the right to exercise Tenant’s Conference Room Option if: (i) Landlord elects to construct the Conference Room; (ii) Landlord receives the Conference Room Option Notice from Tenant on or before December 31, 2015; (iii) Tenant is not in default under the Lease beyond any applicable cure periods at the time that Landlord receives the Conference Room Option Notice; and (iv) the Lease has not been assigned at the time Landlord receives the Conference Room Option Notice.

1.2.3
The term for the Conference Room (the “Conference Room Term”) shall commence on the date that is sixty (60) days following Landlord’s receipt of the Conference Room Option Notice (the “Conference Room Commencement Date”), and shall end, unless sooner terminated pursuant to the terms of the Lease, on the Expiration Date of the Lease, it being the intention of the parties hereto that the term for the Conference Room and the Term for the Premises shall be coterminous. Exclusive possession of the Conference Room (including improvements) shall be delivered to Tenant as of the Conference Room Commencement Date and the Conference Room (including improvements and personalty, if any) shall be accepted by Tenant in its “as-built” and “as is” condition and configuration existing on the date of Landlord’s receipt of the Conference Room

Option Notice (reasonable wear and tear excepted) and Landlord makes no representation or warranty that the Conference Room shall be adequate for Tenant’s use. During the Conference Room Term, the Conference Room shall be considered part of the “Premises”, subject to all the terms and conditions of this Lease, including, without limitation, Sections 11, 12 (and Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s inclusion of the Conference Room on or before the Conference Room Commencement Date) and 13 of the Original Lease, except that no allowances, credits, abatements or other concessions (if any) set forth in the Lease for the initial Premises shall apply to the Conference Room.

1.2.4
Landlord shall not be responsible for Tenant’s furniture, furnishings or equipment and other trade fixtures and personal property placed in the Conference Room (collectively, “Personalty”), and Tenant shall be responsible for maintaining the Conference Room in good condition and repair at Tenant’s sole cost and expense.

1.2.5
Following delivery of the Conference Room to Tenant, Tenant shall have the right to perform the Reception Improvements. Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Reception Improvements in the Conference Room unless and until Tenant has complied with all of the terms and conditions of Section 10.1 of the Original Lease, including, without limitation, approval by Landlord of the final plans for the Reception Improvements and the contractors to be retained by Tenant to perform such Reception Improvements. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Conference Room and the placement of Tenant’s furniture, appliances and equipment) and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Notwithstanding the foregoing, Tenant shall not be responsible for any legal compliance requirements arising outside of the Conference Room, including, without limitation, the Building A Lobby,arising from the initial Reception Improvements. Any other alterations or improvements to the Conference Room performed by or on behalf of Tenant following the Conference Room Commencement Date shall be subject to the terms and conditions of the Lease, including, without limitation, Section 10.1 of the Original Lease, and Tenant shall be responsible for any legal compliance requirements arising outside the Conference Room caused by such alterations or improvements. Tenant shall use commercially reasonable efforts to (i) minimize any disturbance to any other tenants, occupants, licensees or visitors of Building A during the performance of the Reception Improvements and (ii) complete the Reception Improvements in a diligent manner once Tenant commences the construction of the Reception Improvements.

1.2.6
The Reception Improvements shall be and remain the property of Tenant during the Conference Room Term. Upon the expiration or sooner termination of the Conference Room Term, the Reception Improvements shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Conference Room Term or other sooner termination of the Lease, Tenant will peaceably deliver up to Landlord possession of the Conference Room, together with the Reception Improvements in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant must, at Tenant’s sole cost, remove upon expiration of the Conference Room Term, any and all of Tenant’s Personalty. Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under the Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal thereof, as well as any damage caused by such removal.

1.3
Landlord’s Address. Landlord’s address set forth in the Basic Lease Information of the Original Lease, as amended by Section 5 of the Second Amendment and Section 10 of the Fourth Amendment, is hereby deleted in its entirety and replaced with the following:

“ECI FOUR GOLD STREET LLC
c/o Embarcadero Capital Partners
1301 Shoreway Road, Suite 250
Belmont, CA 94002
Attention: John Hamilton

with a copy to:

Mr. Gregory B. Shean
Farella Braun + Martel LLP
The Russ Building, 30th Floor
235 Montgomery Street
San Francisco, CA 94104”

1.4	Rent Payment Address. Notwithstanding anything to the contrary set forth in the Lease, Landlord’ address for payment of Rent shall be following:
“ECI Four Gold Street LLC
P.O. Box 396098
San Francisco, CA 94139-6098”

1.5
Deletions. Tenant’s Right of First Offer set forth on Exhibit “D” of the First Amendment, as amended by Section 11 of the Fourth Amendment, is hereby deleted in its entirety and is of no further force of effect.

1.6
Tenant Entity Name Correction. References to Tenant in the Lease as “TiVo, Inc., a Delaware corporation” are in error and the parties hereto acknowledge and agree that the definition of Tenant is as is stated in this Amendment. TiVo Inc., a Delaware corporation hereby ratifies the Lease and agrees that it is bound by all terms and conditions of the Lease as of the original lease execution date, in the same manner and to the same extent as though the correct tenant name had been reflected therein.

2.	Miscellaneous.

2.1
This Amendment (including Exhibit A – Location of Reception Phone and Conference Room) sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

2.2
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.3
This Amendment may be executed and delivered by facsimile in one or more counterparts, each of which shall constitute one and the same Amendment. If this Amendment is signed and delivered in such manner, Landlord and Tenant shall promptly deliver an original signed version to the other. Any digital image copy of this Amendment (to the extent fully executed and delivered) shall be treated by the parties as a true and correct original of the same and admissible as best evidence to the extent permitted by a court of proper jurisdiction.

2.4
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.5
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Indemnities harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment

2.6
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that Tenant is not (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an event of default will be deemed to have occurred, provided, however, that notwithstanding the foregoing, as long as Tenant is taking reasonable and diligent steps to remedy such situation, and as long as there is no governmental enforcement action against the Building or the Landlord, then the same shall not be an event of default unless sixty (60) days shall have elapsed without remedy of such situation.

2.7
Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

2.8
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

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IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

	TENANT:		LANDLORD:
	TIVO INC.,		ECI FOUR GOLD STREET LLC,
	a Delaware corporation		a Delaware limited liability company
By:	/s/ Pavel Kovar	By:	ECI Four GRE Gold Street LLC, a Delaware limited liability company, sole member
Name:	Pavel Koaver
Title:	CAO	By:	Embarcadero Capital Investors Four LP, a Delaware limited partnership, managing member
		By:	ECP Four LLC, a Delaware limited liability company, general partner
		By:	/s/ John Hamilton
John Hamilton, manager

EXHIBIT A
LOCATION OF RECEPTION PHONE
AND CONFERENCE ROOM

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